Exhibit 10.42

BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

BMW Automotive Finance (China) Co.,Ltd

Vehicle Mortgage Contract

Important clauses

Price of vehicles purchased: the price of vehicles purchased was RMB 437,000.00

Purchased Vehicle: Brand: BMW; Model: BMW G38 530Li Exclusive Luxury 1121; Frame Number: LBV61AF03NS319891

Loan Principal Amount: RMB 3,049,600.00 in words: three million forty nine thousand and six hundred; In case of discrepancy between the number and words, the amount in words shall prevail.

Loan Term: 36 months, or such shortened or extended term as may be required for such loan term under this Contract.

Loan interest rate: The interest rate applicable to the loan under this contract is a fixed rate of 6.88% per annum (simple interest).

Repayment: the amount of principal and interest due on the loan that the borrower pays to the lender each month. The specific amount is formulated and implemented in accordance with the provisions of the Repayment Schedule.

Loan Disbursement: After the Borrower/Guarantor provides the Lender with supporting documents to satisfy the loan disbursement, the Lender Party shall be obligated to disburse the principal amount of the loan to the bank account designated by the Dealer for the purpose of receiving the price of the purchased vehicle (the “Collection Account”).

Early repayment default penalty: (1) If the early repayment date does not exceed 24 months from the loan disbursement date, the amount of the early repayment default penalty is equal to 5% of the principal amount of the loan that will be returned early at that time.

(2) If the early repayment date is more than 24 months from the loan disbursement date, the amount of the early repayment default penalty will be equal to 0% of the principal amount of the loan to be returned early at that time.

Loan Default: From the relevant repayment date until the date such overdue amount is actually paid, the Borrower shall pay penalty interest on the overdue amount at the penalty rate of 14.82% as set forth herein.

In addition, considering that the borrower has a serious breach of contract (including the borrower’s clear intention to repay without compensation; The borrower is detained or arrested by the public security and law authorities; The ownership of the loan vehicle is transferred during the term of the loan; Mortgage or pledge of the loan vehicle to a third party; The loan vehicle is controlled or possessed by a third party; The borrower fails to complete the mortgage registration as agreed herein; The borrower is found to have fabricated the loan information or the actual use of the loan is inconsistent with the loan application; The loan is overdue and the Lender is unable to obtain effective contact with any of the contracting parties for 15 consecutive days or more after the repayment due date; If the loan is overdue for more than 60 days), it will cause additional economic losses to the Lender, and the debtor shall pay additional liquidated damages for overdue: Based on all remaining payables (including all outstanding principal, interest, penalty interest, penalty for early repayment, penalty for overdue payment, service fee for changing contract information, fee for temporarily borrowing motor vehicle registration certificate, penalty for overdue payment of temporary borrowing motor vehicle registration certificate) *15%.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Methods of collection: The borrower, co-borrower and guarantor agree that the lender may notify or call by telephone, cell phone text message, fax, e-mail, letter, newspaper and other media announcements, etc. In addition, the lender may also appoint a third party to collect the collateral, initiate civil litigation proceedings and collect and dispose of the collateral in a lawful manner.

Costs related to collection: charged according to the actual amount incurred.

Credit management: The lender will, in accordance with the relevant provisions of the Regulations on the Administration of the Credit Collection Industry, truthfully report the above information to the People’s Bank of China’s basic database of financial credit information for the adverse information caused by the borrower’s failure to repay the loan in full and on time. The lender will inform the borrower in advance by sending a reminder of the bad information reported to the borrower by means of SMS, phone call or WeChat through the borrower’s mobile phone number reserved with the lender.

Management of Personal Information: Article 24 Protection of Personal Information

Borrower, co-borrower, and guarantor agree:

24.1 For the purpose of the granting and administration of the Loan hereunder, the Lender is entitled to collect or obtain through a third party personal information based on the following circumstances:

(1) Loan review, disbursement and management: collect basic personal data and identity information, work and education information, financial information, and financing vehicle information of borrowers, co-borrowers and guarantors;

(2) Verification of signing: Capture images and/or videos of the process of signing the agreement by the borrower, co-borrower, and guarantor to ensure that the relevant documents are signed by the person himself/herself;

(3) Verification of identity and creditworthiness: inquiries into the People’s Bank of China’s basic financial credit information database and other authorized units for relevant information on the borrower, co-borrower and guarantor;

(4) Electronic Signature Authentication: If this Contract and other related documents are signed by means of electronic signature, it is also necessary to collect facial biometric information of the Borrower, Co-Borrower and Guarantor.

If any of the Borrower, Co-Borrower or Guarantor refuses to allow the Lender to collect or obtain the above information, the Lender will not be able to service the loan to the Borrower.

24.2 To the extent permitted by applicable laws and regulations, the Lender shares the above vehicle loan information and personal information collected by the Lender with the following third parties: (1) the People’s Bank of China’s basic database of financial credit information; (2) other entities providing services to the Lender in connection with the loan hereunder, including, but not limited to, the Lender’s affiliates, collection agencies, post-credit management service providers, dealers and other relevant service providers and subcontractors and agents; (3) assignees of the rights under the Vehicle Loan and relevant service providers in the event of refinancing or assignment of the rights under this Contract by the Lender; and (4) other relevant parties required by laws, regulations, judicial or administrative authorities The above mentioned parties shall have the right to use the relevant Vehicle Loan information and personal information in accordance with their agreements and the applicable laws and regulations.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

24.3 In addition to the above agreed circumstances, the Borrower, the Co-Borrower and the Guarantor respectively agree that the Lender may use and handle personal information in accordance with applicable Chinese laws and regulations for the purposes of customer experience enhancement research, development of new products and services, exclusive privileges for regular customers, and marketing activities for regular customers. If you do not want to participate in the foregoing activities, you may cancel at any time by contacting 400-800-6886 or emailing jrkf@bmw.com. Such refusal will not affect the loan services provided by the Lender under this Contract.

24.4 The Borrower, the Co-Borrower and the Guarantor agree that the Lender will keep the collected personal information beyond the validity period of this Agreement and the period permitted by laws and regulations, and the Lender will delete or anonymize it in accordance with the relevant regulatory provisions. The Lender will take necessary management measures and technical measures in accordance with laws and regulations to prevent the destruction or leakage of personal information.

I am aware that, except for the fees and charges announced, BMW Automotive Finance (China) Co.,Ltd does not charge any other fees, nor does it authorize any third party to charge fees in the name of BMW Automotive Finance (China) Co.,Ltd or on the grounds of providing customers with financial services related to BMW Motor Finance (China) Limited.

Borrower declares that I have carefully read the terms of this contract and have no objection to its contents.

Transcript:

Borrower’s signature and time:

BMW Automotive Finance (China) Co., Ltd

Vehicle Mortgage Contract

Place of contract: Place of registration of the Dealer (as defined below)

Lender and Mortgagee: BMW Automotive Finance (China) Co., Ltd (hereinafter referred to as the “Lender” or the “Mortgagee”)

Customer Service and Complaints Tel: 4008006886

Registered Address/Contact Address: 22nd Floor, Tower B, Jiacheng Plaza, No. 18 Xiaguangli, North Dongsanhuan Road, Chaoyang District, Beijing, China.

Borrower and Mortgagee:

Name: Henan Jinyou Metal Technology Co., Ltd. (hereinafter referred to as the “Borrower” or the “Mortgagor”)

Natural Person ID Number/Legal Person License Number: 91411721MA9GFG409Y

Domicile Registered Address: No.2, West of 107 National Highway, Xiping County, Jiju District, Zhumadian City, Henan Province, China.

Contact Address: No.2, West of 107 National Highway, Xiping County, Jiju District, Zhumadian City, Henan Province, China.

Cell phone number: 0396-0000000

Legal Representative or Authorized Representative: Zhang Qinqin

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Co-Borrowers:

Name: Ms. Celeste Zhang (hereinafter referred to as “Co-Borrower”)

Natural person identification number/legal person license number: 341225199009205124

Domicile/Registered Address: No.2, West of 107 National Highway, Xiping County Gathering Area, Zhumadian City, Henan Province, China.

Contact Address: No.2, West of 107 National Highway, Xiping County Gathering Area, Zhumadian City, Henan Province, China.

Cell phone number: 15385820280

Legal representative or authorized representative:

Guarantor 1: (hereinafter referred to as “Guarantor”)

Name/Name:

Natural person ID number/legal person license number

Place of residence/registered address:

Contact Address:

Cell phone number:

Legal representative or authorized representative:

Guarantor 2: (hereinafter referred to as “Guarantor”)

Name/Name;

Natural person ID number/legal entity license number:

Place of residence/registered address:

Contact Address:

Cell phone number:

Legal representative or authorized representative:

ChapterⅠ. Definition

Article 1

(1) Price of vehicles purchased: The price of the vehicles purchased was RMB 437,000.00.

(2) Purchased Vehicle: Brand: BMW; Model: BMW G38 530Li Exclusive Luxury 112; Exterior Color: Subject to Motor Vehicle Registration Certificate; Frame No.: LBV61AF03NS319891; License Plate Number:

(3) Dealer: Fuyang Zhongguo Baoxiang Automobile Sales & Service Co., Ltd

(4) Purpose of vehicles purchased: Vehicles purchased will be used for company use.

(5) Loan Principal Amount: RMB 3,049,600.00; in words: three million forty nine thousand and six hundred yuan; if the case amounts are not the same, the amount in words shall prevail.

(6) Loan disbursement date: the date the lender disburses the principal amount of the loan to the collection account

(7) Loan Term: 36 months, or such shortened or extended term as may be required for such loan term under the provisions of this Contract.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

(8) Loan interest rate: The applicable loan interest rate under this contract is a fixed rate of 6.88% per annum (simple interest) (equivalent to the current loan market quotation rate plus 3.18%), and, notwithstanding the foregoing, the standard interest rate for the current period of this contract is 9.88% per annum (simple interest) (i.e. the current loan market quotation rate plus 6.18%). If the aforesaid applicable interest rate is lower than the standard interest rate, it means that the interest rate applicable to this contract is a preferential interest rate after applying a certain discount on top of the standard interest rate. If the loan under this contract is overdue, the applicable penalty interest rate is the standard interest rate plus 4.94%, i.e., 14.82% per annum (equivalent to the current quoted market interest rate of the loan plus 11.12% (hereinafter referred to as the “Penalty Interest Rate”)).

(9) Guarantor: means a surety and or a mortgagor (as the case may be).

(10) Current quoted market interest rate for loans: the quoted market interest rate for one-year loans published by the National Interbank Offered Rate (3.70%) Center authorized by the People’s Bank of China on May 20, 2022.

(11) Set-off: means the meaning set forth in Section 5.2 hereof.

(12) Repayment Account: means a bank account opened by the Borrower with a commercial bank recognized by the Lender for the purpose of repaying principal and interest. The account information is (please select).

☑       Account number: 4105 0174 7208 0000 0884

Account Name: Henan Jinyou Metal Technology Co., Ltd

Bank of deposit: China Construction Bank Corporation Xiping Sub-branch; or

☐ The borrower notifies the lender of the account information in a separate written notice.

（13）Repayment Date: The Monthly Repayment Date shall be the same date each month as the Loan Disbursement Date (whether or not such date is a business day). If no such date exists for the relevant month, the repayment date shall be the last day of such relevant month.

（14）Secured debts: Means all relevant payables, debts and expenses (including but not limited to the loan principal amount, interest, penalty interest, liquidated damages, all handling charges and other expenses under this Contract) arising for the performance of this Contract and payable by the Borrower and/or the mortgagor, the Lender and/or the mortgagee for the establishment and maintenance of security interests, collection and custody of the secured property, realization of the Lender and/or All expenses incurred in respect of the mortgagee’s rights, security interests or mortgage under this contract (including but not limited to appraisal fees, license fees and offset) Registration fee, vehicle use fee, insurance premium, expenses related to the realization of the mortgage, legal costs, arbitration fees, notice fees, expenses related to the service of judicial documents, enforcement fees, preservation fees, notary fees, evaluation fees, auction fees, attorney’s fees, and expenses incurred by the mortgagee in urging the borrower and/or the mortgagor to perform such creditor’s rights on time, and related expenses hereof, etc.). Withholding Party: means Guangzhou UnionPay Network Payment Co., Ltd, Industrial and Commercial Bank of China or other institutions that cooperate with the Lender in respect of withholding payments.

（15）Deduction Date: means the meaning set forth in Article 7.1 of this Contract.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

（16）Monthly Repayment Amount: The amount of principal and interest due on the loan that the borrower pays to the lender each month. The specific amount is formulated and implemented in accordance with the provisions of the Repayment Schedule.

（17）Receipt Account: means the meaning set forth in Article 5.1 hereof.

（18）Event of Default: means the meaning set forth in Article 21 hereof.

（19）China: means the People’s Republic of China, and for the purposes of this contract, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

（20）Business Day: means any day other than a Saturday, Sunday or a day on which banks in China have the right or obligation to close for business in accordance with applicable law.

Repayment Schedule

serial number	repayment amount	capital	interest (on a loan)	remaining principal
1	10,775.46	8,771.09	2,004.37	340,828.91
2	10,775.46	8,821.38	1,954.08	332,007.53
3	10,775.46	8,871.96	1,903.50	323,135.57
4	10,775.46	8,922.82	1,852.64	314,212.75
5	10,775.46	8,973.98	1,801.4E	305,238.77
6	10,775.46	9,025.43	1,750.03	296,213.34
7	10,775.46	9,077.18	1,698.28	287,136.16
8	10,775.46	9,129.22	1,646.24	278,006.94
9	10,775.46	9,181.56	1,593.90	268,825.38
10	10,775.46	9,234.20	1,541.26	259,591.18
11	10,775.46	9,287.14	1,488.32	250,304.04
12	10,775.46	9,340.39	1,435.07	240,963.65
13	10,775.46	9,393.94	1,381.52	231,569.71
14	10,775.46	9,447.80	1,327.66	222,121.91
15	10,775.46	9,501.97	1,273.49	212,619.94
16	10,775.46	9,556.44	1,219.02	203,063.50
17	10,775.46	9,611.23	1,164.23	193,452.27
18	10,775.46	9,666.34	1,109.12	183,785.93
19	10,775.46	9,721.76	1,053.70	174,064.17
20	10,775.46	9,777.50	997.96	164,286.67
21	10,775.46	9,833.55	941.91	154,453.12
22	10,775.46	9,889.93	885.53	144,563.19

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

23	10,775.46	9,946.64	828.82	134,616.55
24	10,775.46	10,003.66	771.80	124,612.89
25	10,775.46	10,061.02	714.44	114,551.87
26	10,775.46	10,118.70	656.76	104,433.17
27	10,775.46	10,176.71	598.75	94,256.46
28	10,775.46	10,235.06	540.40	84,021.40
29	10,775.46	10,293.74	481.72	73,727.66
30	10,775.46	10,352.76	422.70	63,374.90
31	10,775.46	10,412.12	363.34	52,962.78
32	10,775.46	10,471.81	303.65	42,490.97
33	10,775.46	10,531.85	243.61	31,959.12
34	10,775.46	10,592.23	183.23	21,366.89
35	10,775.46	10,652.96	122.50	10,713.93
36	10,775.46	10,713.93	61.53	0.00
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

53
54
55
56
57
58
59
60
61

Note: The serial numbers listed in the above table are not the number of repayment periods. If the serial number corresponding to the last line of the repayment plan is greater than the number of months in the loan term, the repayment amount in this line is the final payment and should be repaid at the same time as the repayment amount in the previous line.

Article 2 Interpretation

In this contract, unless the context otherwise requires:

2.1 Any reference to a document (including this contract) includes all amendments, modifications and addenda to that document from time to time;

2.2 The headings of the clauses in this contract are for ease of reference only and do not form part of this contract and shall have no influence on the interpretation of the clauses of this contract;

2.3 A reference to a clause, paragraph, schedule or annex is a reference to a clause and paragraph, schedule or annex under this Contract, and a reference to this Contract shall include any schedules and annexes thereto;

2.4 References to a party in this contract include its successors and authorized designees;

2.5 The Exhibits to this Contract are a part of this Contract and together with this Contract, constitute the entire terms of this Vehicle Mortgage Loan Contract.

2.6 Unless otherwise provided or there are other requirements, a Borrower shall be deemed to include the identity of a mortgagor where the Borrower is also a mortgagor, and a co-Borrower shall be deemed to include the identity of a mortgagor where the co-Borrower is a mortgagor.

Chapter II. Terms of the loan

Article 3 Purpose of the loan

3.1 Loans hereunder shall be used exclusively for the purchase of the purchased vehicle from the dealer.

3.2 Vehicles purchased shall be used, and shall be used only, for the purposes of vehicles under article I (4).

(1)	If the Borrower/Guarantor specifies the use of the vehicle as “Commercial Vehicle”, the Borrower shall carry out an annual inspection of the operating qualification in accordance with the relevant Chinese laws and regulations, and shall issue to the Lender a certificate of the annual inspection of the operating qualification within seven (7) days after the inspection.

(2)	If the Borrower/Guarantor specifies the use of the vehicle as “Owned Vehicle”, such vehicle shall not be used for commercial or any profit-making purposes or for any activity that may result in the purchased vehicle being considered as a commercial vehicle under the applicable laws and regulations.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Article 4 Rollover of loans

If the Borrower applies for an extension of the term of the Loan, it shall submit an application for such extension to the Lender at least one (1) month prior to the expiration of the term of the Loan. If the Lender agrees to the application, the term of the Loan may be extended as agreed between the Borrower and the Lender to the extent permitted by law, and the interest rate of the Loan, the rollover fee, the new repayment plan and other conditions shall be determined and implemented in accordance with the written agreement reached between the Lender and the Borrower at that time. Lender shall notify Guarantor within fifteen (15) business days of the written agreement. The Guarantor recognizes and agrees to the contents of the written agreement reached between the Lender and the Borrower on the rollover arrangement and agrees that its guarantee liability shall apply to the term of the Loan after the rollover as well as to the increase in interest, rollover fee and other related expenses. If the Lender does not agree with the Borrower’s application for rollover, it shall notify the Borrower within twenty (20) working days of its receipt of the Borrower’s application for rollover, and the Borrower shall repay the Loan in accordance with this Contract.

Article 5 Prerequisites for Loan Disbursement and Loan Disbursement

5.1 The Lender shall be obliged to disburse the principal amount of the Loan to the bank account designated by the Dealer to receive the price of the Purchased Vehicle (the “Collection Account”) only after the Borrower/Guarantor has provided the Lender with documentary proof of the fulfillment of all of the following conditions.

1)	This contract has been legally executed by all parties; if notarization is required by Lender, this contract has been legally notarized by a notary public;

2)	All contracts and documents for guarantees, mortgages or other security hereunder have been legally executed by the respective parties in form and substance satisfactory to the Lender and such contracts and documents for security have been in force on or before the Loan Disbursement Date;

3)	The Guarantor has obtained the approvals of the internal authorization bodies (if the Guarantor is a legal person and provides guarantees for its shareholders, affiliates or de facto controllers, the approval of the shareholders’ (general) meeting shall be required) and regulatory approvals (if applicable) required for the provision of guarantees hereunder; and in the event that the Guarantor is a listed company or a related party of a listed company, the Guarantor has made a public disclosure in respect of the guarantee matters;

4)	The borrower has made a down payment to the dealer for the vehicle purchased at the rate required by the lender;

5)	Borrower has opened a repayment account and provided valid account information as required by this Contract;
6)	Borrower has purchased and obtained each of the insurance policies required by Lender in accordance with this Contract;

7)	The Borrower Mortgagor has submitted to the Lender for safekeeping the Certificate of Registration of the Motor Vehicle hereunder, the Certificate of Registration of the Mortgage, other relevant documents;

8)	(b) No event of default has occurred; and

9)	Other conditions or materials reasonably requested by the lender.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

5.2 If the Borrower/Guarantor fails to fulfill the prerequisites for the disbursement of the Loan as set out in Clause 5.1 within 60 days after the signing of this Contract, the Lender shall be entitled to terminate this Contract forthwith without any liability whatsoever.

5.3 The Lender shall have the right, at its sole discretion, to disburse the Loan prior to the fulfillment of the conditions of sub-clause (7) of clause 5.1 hereof. In this case:

a.	The Borrower and the Mortgagor shall, within 30 days from the date of disbursement of the Loan hereunder, complete the registration of the Mortgage of the Purchased Vehicle in accordance with this Contract and deliver the Motor Vehicle Registration Certificate containing the proof of registration of the Mortgage to the Lender for safekeeping; and

b.	Prior to the completion of the registration of the Mortgage of the Purchased Vehicle, the Borrower and the Mortgagor shall deliver to the Lender or a third party designated by the Lender for safekeeping the Certificate of Conformity of the entire Vehicle (in respect of a Domestic Vehicle), the Certificate of Importation (in respect of an Imported Vehicle), the invoice of the Vehicle and any other documents reasonably requested by the Lender which are necessary for the registration of the Vehicle.

5.4 The parties agree that if the Dealer has a debt due to the Lender under another financing transaction, the Lender may offset its obligation to make a Loan hereunder against the Dealer’s debt due to the Dealer on the Loan Disbursement Date (the “Offset”). Upon completion of the Offset, if any principal amount of the Loan hereunder remains due, Lender shall disburse the remaining portion of the principal amount to the Collection Account on the Loan Disbursement Date, as agreed.

5.5 The Lender shall be deemed to have completed its loan disbursement obligations under this Contract when (1) the Lender has made a lump sum disbursement of the principal amount of the Loan to the Collection Account as agreed; (2) (in the event that the Lender has exercised its right of set off and there is no remaining principal amount of the Loan hereunder) upon the completion of the set off; or (3) (in the event that the Lender has exercised its right of set off and there is any remaining principal amount of the Loan hereunder) upon disbursement of the remaining principal amount of the Loan to the Collection Account. Loan Disbursement obligations hereunder.

Article 6 Rates and interest

6.1 The lender charges interest to the borrower from the date of disbursement of the loan. Interest is payable on the monthly repayment date in accordance with the repayment schedule.

6.2 In the event that this Contract is prematurely terminated other than as a result of the Lender’s default, the Borrower shall, in addition to reimbursing the Lender for the entire outstanding principal amount, as well as the entire outstanding interest up to the date of termination of this Contract, and any other charges agreed upon herein, pay the Lender the following amounts:

(1)	From the due date of the relevant Monthly Repayment Amount until the date of discharge of this Contract determined in accordance with Clause 22.8, the Borrower shall pay penalty interest on the overdue amount at the Penalty Interest Rate herein;

(2)	From the date of discharge hereunder until the date of actual payment by the Borrower, as the case may be, the Borrower shall pay overdue interest at the Penalty Rate on the sum of the amounts of the following three items:

(i) the amount of penalty interest determined in accordance with Article 6.2 (1) above; (ii) the entire outstanding principal amount; and (iii) the entire outstanding interest as of the date of cancellation of this Contract.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Article 7 Repayment

7.1 The loan repayment under this contract mainly adopts the method of entrusted deduction. For repayment purposes, the Borrower authorizes the Deductor to deduct from the Repayment Account on each Repayment Date or any subsequent date (the “Deduction Date”) the monthly repayment amount and, as appropriate, any other fees due and payable by the Loan under this Contract (as the case may be) in accordance with the requirements and specified by the Lender. The Borrower understands and agrees that, in order to successfully realize the above entrusted deduction purpose, if the opening bank of the repayment account requires the Borrower to complete the authorization of the withdrawal amount authority of the repayment account and the self-service signing procedures, the Borrower must complete such authorization, self-service signing and other necessary procedures according to the instructions of the opening bank of the repayment account before the next repayment date.

7.2 The Borrower understands and agrees that the repayment methods communicated to the Borrower by the Lender through other means (including but not limited to telephone calls, SMS, etc.) are also valid repayment methods, and that in order to realize the repayment purpose, the Borrower shall pay all the current payable amounts to the repayment channel designated by the Lender on or before the agreed repayment date.

7.3 Any monies received by the Lender under this Contract and other agreements or documents relating to this Contract (including but not limited to repayment by the Borrower, payment by the Guarantor, payment by the Insurance Company and proceeds from the disposal of the Vehicle), as well as the price received by the Mortgagor from the lawful disposal of the Collateral, shall be utilized in the following order: (1) expenses incurred in the exercise of the rights of the Lender; (2) other expenses or monies due from the Borrower to the Lender (2) other fees or payments due from the borrower to the lender; (3) late loan penalties; (4) overdue interest; (5) interest on the loan at maturity; (6) the principal amount of the loan at maturity; and (7) other .

7.4 If the Borrower intends to change the repayment account or modify the account information, it should notify the Lender in writing five (5) working days in advance in the form prescribed by the Lender. If the debit fails due to the Borrower’s failure to notify in time, it shall be dealt with in accordance with Article 8 of this Contract.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Article 8 Overdue loans

If the borrower fails to deposit the monthly repayment amount into the repayment account on time and in full amount as agreed herein or due to any abnormal state or problem in the repayment account (including but not limited to the repayment limit set by the repayment account of the borrower is lower than the repayment amount, the validity period of repayment authorization does not meet the repayment period and other repayment restrictions that cannot support the borrower’s repayment on schedule, and the authorization of repayment account is not completed, loss reporting, freezing, account clearing, etc.), so that the deductor is unable to deduct the monthly repayment amount or other amounts payable by the borrower in full on the deduction date, the lender has the right to instruct the deductor not to deduct the monthly repayment amount or other amounts payable by the borrower according to actual needs, and the insufficient amount shall constitute the overdue loan amount. The Borrower shall pay penalty interest on the overdue amount at the penalty interest rate specified in item (8) of Article 1 from the relevant repayment date until the date on which such overdue amount is actually paid. In addition, considering that the borrower has a serious breach of contract (including the borrower’s clear intention to repay without compensation; The borrower is detained or arrested by the public security and law authorities; The ownership of the loan vehicle is transferred during the term of the loan; Mortgage or pledge of the loan vehicle to a third party; The loan vehicle is controlled or possessed by a third party; The borrower fails to complete the mortgage registration as agreed herein; The borrower is found to have fabricated the loan information or the actual use of the loan is inconsistent with the loan application; The loan is overdue and the Lender is unable to obtain effective contact with any of the contracting parties for 15 consecutive days or more after the repayment due date; The loan is more than 60 days overdue), will cause additional economic loss to the lender, The debtor shall additionally pay liquidated damages for overdue payment: based on all remaining payable amounts (including all outstanding principal, interest, penalty interest, penalty for early repayment, penalty for overdue payment, service fee for changing contract information, fee for temporarily borrowing motor vehicle registration certificate, penalty for overdue payment of temporary borrowing motor vehicle registration certificate) *15%. The deducting party has the right to directly deduct the penalty interest, liquidated damages and other expenses of the overdue loan amount from the repayment account at any time with the authorization of the lender.

Article 9: Early repayment

9.1 The Borrower may return the entire principal amount of the Loan in advance of the Loan’s maturity date, provided that the Borrower makes an application to the Lender at least one working day in advance by telephone or online appointment. Upon receipt of the application, the Lender will notify the Borrower in writing of the outstanding principal and interest balance of the Loan, the amount of other sums payable in connection with the Loan, the agreed Closing Date and other conditions (if any). The Borrower shall remit the entire repayment amount in one lump sum to the Repayment Account or such other account as the Lender may specify on or before the Settlement Date specified in the notice and shall ensure that the payment is made no later than the time specified in the notice.

9.2 If, upon the request of the borrower, the lender agrees to the borrower’s early repayment, the lender has the right to charge a corresponding early repayment default fee to cover the costs and losses arising from the borrower’s early repayment, which disrupts the lender’s financing arrangements. The specific manner of collection is as follows:

(1)	If the period from the date of loan disbursement to the date of early repayment as stated in the aforesaid confirmation letter does not exceed 24 months, the amount of default penalty for early repayment shall be equal to 5% of the principal amount of the loan to be repaid early at that time.

(2)	If the period from the date of loan disbursement to the date of early repayment set forth in the aforesaid confirmation letter exceeds 24 months, the amount of the default penalty for early repayment shall be equal to 0% of the principal amount of the loan to be repaid early at that time; and

For the avoidance of doubt, the early repayment referred to above includes cases where the borrower is required by the lender to settle the debt early due to the borrower’s non-performance of its debt repayment obligations or due to the borrower’s default, where the early repayment date is based on the time set by the lender for the borrower’s early repayment of the debt.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

9.3 In addition to the early repayment of the principal of the vehicle loan in accordance with Article 9.1 above, for the loan of the additional product financing program, the Borrower may choose to repay the principal of the loan of the entire or a single project product in advance. The early repayment process and handling fee will be executed and charged in accordance with Articles 9.1 and 9.2 respectively.

Article 10 Insurance

10.1 In order to prevent the Collateral from significant depreciation in value, which may result in the value of the Collateral not being able to cover the outstanding amount under this Agreement and affect the security of the Lender’s claim, the Borrower undertakes that, during the period of validity of this Contract, it will continue to purchase and maintain the various types of insurance required by the Lender for the Vehicle to be purchased from insurance companies which are legally established and validly in existence in the PRC, and to ensure that the insurance will continue to be in force, including, without limitation, vehicle damage insurance, third party liability insurance, compulsory motor vehicle traffic insurance and compulsory insurance. Vehicle Damage Insurance, Third Party Liability Insurance, Compulsory Motor Vehicle Traffic Accident Liability Insurance, and shall not interrupt, terminate or reduce the types of insurance, and shall not set any absolute deductible. The original insurance policy shall be deposited with the Lender for safekeeping. During the validity of this Contract, the Borrower shall complete the renewal arrangement or purchase similar insurance policies one month before the expiry of the relevant insurance policies/contracts. The insurance policy must name the Lender as the first beneficiary, except for third party liability insurance and compulsory motor vehicle accident liability insurance, so that the Lender shall have the first and full claim to the insurance proceeds. The parties agree that the insurance policy shall not contain any restrictive clauses detrimental to the rights and interests of the Lender, and that the Borrower and the Mortgagor undertake to pay the full amount of the insurance indemnity to the account designated by the Lender in the event of theft, total loss, or presumptive total loss of the vehicle during the period of validity of this Contract.

10.2 In the event of theft, total loss or presumptive total loss of the purchased vehicle within the scope of insurance liability, the Lender shall be entitled to apply the insurance compensation for the repayment of the entire outstanding principal amount of the Loan, the interest accrued on the Loan up to the actual date of repayment and other amounts payable. If the insurance compensation is not sufficient to repay the outstanding loan principal amount, loan interest and other payables, the Borrower shall make up the shortfall and bear the default obligations and liabilities in accordance with this Contract. If there is any remaining balance after the insurance indemnity has paid off the entire loan-related amount, the lender shall return the balance to the borrower.

10.3 In the event of theft, total loss or presumptive total loss of the Purchased Vehicle other than those covered by insurance, the Borrower must make early repayment of the entire principal amount of the Loan, all interest accrued on the Loan up to the date of actual repayment, and any other sums payable, within one (1) month after the occurrence of such events. In the event of damage to the Purchased Vehicle other than theft, total loss or presumptive total loss outside the scope of insurance liability, the Borrower shall promptly notify the Lender in writing of such event and the related loss within three (3) days from the date of occurrence, and provide other valid security recognized and accepted by the Lender (unless the Lender has waived such requirement) Otherwise, the Lender has the right to require the Borrower to make early repayment of the entire principal amount of the Loan within one (1) month and to pay all interest on the Loan and other sums payable thereon incurred up to the actual date of full repayment of the Loan.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

10.4 If the single insurance claim amount of the purchased vehicle (whether or not it involves a third party vehicle or personal injury or death) exceeds 80% of the loan principal amount, or if the insurance company is unable to issue a specific claim amount in the case of personal injury or special accident, The Borrower shall provide such other valid security as may be accepted and accepted by the Lender unless such requirement is waived by the Lender), the Lender shall have the right to require the Borrower to repay the entire principal of the Loan in advance within one (1) month and to pay off the loan interest and other amounts due up to the actual date of full repayment of the Loan.

Article 11 Guaranty method

The Guarantor hereby agrees to provide a joint and several liability guarantee to guarantee the creditor and timely payment of the contract. When the borrower fails to perform its debt repayment obligations or is required by the lender to pay off its debts in advance due to the borrower’s default, the lender shall have the right to directly demand any surety and such surety shall pay off the debts according to the loan demand and bear the guarantee liability according to the provisions of this Contract.

Article 12 Period of guarantee

The guarantee period shall begin on the effective date of this Contract and end three (3) years after the date of expiration of the term of the loan under this Contract or the expiration of the period of performance following the dissolution, termination or declaration of early expiration of the Contract.

Article 13 Warranty and other credit enhancement provisions

13.1 This Guarantee is independent of any other mortgages, pledges, guarantees or other security of any kind to which the Lender may be entitled in connection with this Contract. Such other security to which the Lender may be entitled does not relieve or discharge the Guarantor’s liability under this Guarantee. Lender may, at its option, seek to hold any Guarantor liable under the Guarantee prior to exercising any security interest in the Collateral.

Article 14 Changes during the period of guarantee

14.1 The Guarantor agrees and confirms that the Lender and the Borrower shall change this Contract: (1) without the consent of the Guarantor in the case of reduction of the debt; (2) with the written consent of the Guarantor in the case of aggravation of the debt. In this case, the Guarantor shall, upon receipt of the Lender’s and/or the Borrower’s notification of the change of this Contract, promptly issue to the Lender a written consent to such change and cooperate with the Lender in issuing additional legal documents (if necessary) according to the changed Contract, in order to achieve the purpose of preserving to the maximum extent possible the Lender’s entire claim under the changed Contract. For the avoidance of doubt; (1) if the debt is aggravated without the written consent of the guarantor, the guarantor shall not be liable for the aggravated portion only, and shall still be liable for the debt before the change in accordance with the scope of the guarantee agreed upon in this contract; (2) if the lender negotiates with the borrower to determine a change in the repayment account and a downward adjustment of the interest rate, this does not constitute an aggravation of the debt, and does not need to obtain the written consent of the guarantor.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

During the guarantee period, if the guarantor as a legal person or other economic organization (including but not limited to individual industrial and commercial households, unincorporated organizations, etc., hereinafter the same) carries out significant changes in structure and operation, contracting, leasing, merger and acquisition, joint venture, separation, joint venture, shareholding reform, reorganization, or bankruptcy and liquidation without the prior consent of the Lender, which are sufficient to affect the guarantor’s assumption of the joint and several guarantee liability hereunder, the guarantor The guarantor shall notify the Lender in writing within five (5) days after the occurrence of such matters, and all obligations under this Contract shall be assumed by the changed guarantor organization or its legal successor organization. If the Lender believes that the changed guarantor organization or its legal successor organization does not have the ability to guarantee or cannot satisfy the Lender’s legal security interests, the Borrower is obliged to provide the Lender with a new supplementary refusal of guarantee within seven (7) days.

14.2 In the event of the death, declaration of death, declaration of disappearance or loss of civil capacity, etc. of the guarantor as a natural person during the guarantee period, the Borrower shall be obliged to provide a new guarantee to the Lender within seven (7) days.

Chapter Ⅳ. Mortgage clauses

Article 15 Mortgages and collateral

15.1 In order to secure the full and punctual settlement of all and any secured debts, the mortgagor establishes a first order mortgage in favour of the mortgagee on the mortgagee, with the full value of the mortgagee as collateral. In the event that any secured debt due and payable fails to be paid on time or any default event specified in the loan terms hereof occurs, the mortgagee shall have the right to use any legal means to collect, control and dispose of the mortgagee (including but not limited to aucting or selling the mortgagee and receiving priority repayment of the mortgagee for the purpose of repayment of the loan, so as to realize its security interest.

15.2 The security hereunder is independent of any other mortgages, pledges, guarantees or other security of any kind to which the Mortgagor may be entitled in respect of the Secured Obligations. Such other security to which the Mortgagor may be entitled does not relieve or discharge the Mortgagor from its obligations under this Contract.

Article 16 Period of Mortgage

The period of mortgage guarantee shall start from the date of signing this contract to the expiration of the limitation of action for demanding repayment of the secured creditor’s rights.

Article 17 Registration of mortgages and deregistration of mortgages

17.1 The Borrower/Mortgagor shall, immediately after the signing of this Contract, register the Vehicle Mortgage of the Mortgaged Property with the authorized governmental authorities and the Borrower and the Mortgagor agree that the Mortgagor shall have the right to appoint and designate a third party to act as his/her agent to carry out the relevant formalities for the purpose of the loan review, the creation of a mortgage, and the cancellation of the registration of the Mortgage. The Borrower and the Mortgagor agree to provide all necessary authorizations for such agents to carry out the relevant formalities and shall take such measures as the Mortgagor may require or sign the relevant documents in accordance with the Mortgagor’s instructions and in the prescribed form and entrust the Mortgagor or any other agent designated by the Mortgagor to complete the registration of the mortgage hereunder. After the Secured Obligations have been fully discharged, the Mortgagee shall issue a written certificate in order to effectively cancel the registration of the mortgage, and the Borrower and the Mortgagor shall cooperate.

17.2 The certificate of registration of the motor vehicle and the related certificate of registration of the mortgage shall be held by the mortgagee until the secured obligation has been fully discharged.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Article 18 Risk control and prevention

18.1 The Borrower and the Mortgagor shall keep the Collateral in good condition until the Secured Obligations are fully discharged. The Borrower and the Mortgagor shall use their best endeavors to ensure that the value of the Collateral is not abnormally diminished by the acts of persons or otherwise, and the Mortgagor shall have the right to demand, and the Borrower and the Mortgagor shall be obliged to provide, such other security for the diminution of value as may be acceptable to the Mortgagor.

18.2 Prior to the full settlement of the Secured Obligations, the Borrower and the Mortgagor shall promptly notify the Mortgagee in writing of any disputes over the ownership of the Collateral or any disputes involving litigation or arbitration. If the mortgagor reasonably believes that there are circumstances that may reduce the value of the collateral, the mortgagor shall have the right to demand and the Borrower and the mortgagor shall be obliged to provide other guarantees recognized by the mortgagor.

Chapter Ⅴ. Representations and commitments

Article 19 During the term of this Agreement, the Borrower and each Guarantor makes the following representations and undertakings respectively:

19.1 It has the qualifications, authority and capacity to enter into this contract and has obtained all rights, authorizations, powers, permissions and consents necessary for the exercise of its rights and the performance of its obligations;

19.2 He/she truthfully provides the information and documents requested by the Lender, cooperates with the Lender’s investigation, examination and supervision, and warrants that all the data, information and statements provided are true, accurate, lawful and valid, and that there is no omission, concealment or misrepresentation of any kind;

19.3 If requested by the Lender, the Borrower and the Guarantor shall, in conjunction with the Lender, obtain a notarization of the enforcement of this Contract and the costs of such notarization shall be borne by the Borrower; and

19.4 In the event of a material event that may jeopardize the exercisability of the Lender’s rights hereunder or may affect the solvency of the Borrower, it shall take all necessary remedial measures and notify the Lender within five (5) days of the occurrence of such event.

19.5 If the Borrower or the Guarantor, as a legal person or other economic organization, undergoes any significant change in structure and operation, contracting, leasing, mergers and acquisitions, joint ventures, spin-offs, joint ventures, shareholding reforms, reorganization, or bankruptcy and liquidation, or other significant events that may affect the Borrower’s solvency and willingness to repay its debts, it shall take all the necessary remedial measures, and notify the Lenders of the same within five (5) days after the occurrence of the events.

Article 20 During the term of this Agreement, the Guarantor makes the following representations and undertakings:

20.1 The Mortgagor acknowledges that it has full, valid and legal title to and the right to dispose of the Mortgaged Property, that the Mortgaged Property is not subject to seizure, attachment or supervision, that it may be freely and validly mortgaged without restriction in accordance with the law, and that it is free from all defects that may affect the rights and interests of the Mortgagor;

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

20.2 During the term of the Mortgage, the Borrower and the Mortgagor shall not sell, assign, gift, lease, remortgage or in any other way dispose of the Mortgage except with the prior written consent of the Mortgagor;

20.3 During the term of the Mortgage, the Borrower and the Mortgagor shall not knowingly transfer, conceal or destroy the Mortgage or do any act that would result in an unnatural diminution of the value of the Mortgage;

20.4 The Borrower and the Mortgagor shall keep the Collateral in good condition during the term of the Mortgage and shall be responsible for the repair and maintenance of the Collateral to ensure that the Collateral is in good condition, free from serious damage, and can be driven normally and effectively, and shall cooperate with the Lender’s supervision and inspection from time to time;

20.5 In order to protect the value of the Collateral, during the validity period of this Contract, unless otherwise agreed by the parties, the Borrower and the Mortgagor shall ensure that any maintenance and repairs of the Collateral must be carried out and completed by BMW Automotive Finance (China) Co.,Ltd or authorized dealers of BMW Automotive Finance (China) Co.,Ltd (for information of authorized dealers, please refer to the official website of BMW at www.BMW.com.cn). If there are special reasons for carrying out maintenance and repairs at a place other than such authorized dealers, prior written consent of the mortgagee shall be obtained before such maintenance and repairs are carried out;

20.6 All material information and descriptions provided by the Borrower and the Mortgagor to the Mortgagee with respect to the ownership and condition of the Collateral are true, accurate and complete, and there are no omissions, concealments or misrepresentations of any kind;

20.7 The Lender has the right to appoint a third party to act as its agent to carry out the relevant procedures for the purpose of loan review, creation of mortgages and cancellation of mortgage registration. The Borrower and the Mortgagor agree to sign and provide all necessary authorizations for such agents to carry out the relevant procedures, and the fees charged by the agents arising therefrom shall be borne by the Borrower and the Mortgagor;

20.8 The Borrower and the Mortgagor shall cooperate with the Lender, the Dealer and other interested parties in completing the necessary registration of the Mortgage in accordance with the provisions of this Agreement;

20.9 Where the Collateral is equipped with a built-in locator system, the Borrower and the Mortgagor shall keep such locator system continuously open during the term of the Mortgage and shall not disable such function;

20.10 The mortgagee has the right to take custody of and dispose of the collateral for the purpose of repayment of the loan, and to require the Borrower and the Mortgagor to deliver the vehicle and the Vehicle License, the certificate of payment of road tax, the certificate of completion of the vehicle purchase tax, and a full set of keys, etc., to the mortgagee. If the Borrower or the Mortgagor refuses to fulfill the foregoing obligations, the Mortgagor may use any other lawful means to take custody of the Collateral, including, but not limited to, the use of the Collateral’s built-in location system to find out the location of the Collateral and to require the Borrower and the Mortgagor to bear the costs incurred by the Mortgagor for the purpose of taking custody of and disposing of the Collateral;

20.11 The Borrower and the Mortgagor hereby authorize the Mortgagor and its affiliates and/or service providers to use the location system built into the Collateral to locate the Collateral in the event of a default matter by the Borrower;

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

20.12 The internal authorization approvals and its regulatory approvals (if applicable) required for the Guarantor to provide the guarantee under this Contract have been obtained and remain effective; if the Guarantor is a listed company or a related party of a listed company that is required to fulfill the information disclosure obligations in accordance with the requirements of the Securities Law, the Rules for Listing of Stocks on Stock Exchanges and other relevant laws, rules and regulations (if applicable), the Guarantor undertakes to fulfill the information disclosure obligations in a timely manner in respect of the guarantee matters under this Contract in accordance with the relevant regulatory requirements; and The Guarantor undertakes to fulfill its information disclosure obligations in respect of the guarantees hereunder in a timely manner in accordance with the relevant regulatory requirements; and

20.13 Until the Secured Obligations have been fully discharged, the Borrower and the Mortgagor shall promptly conduct and maintain all matters required by laws, regulations and relevant governmental agencies in respect of the Vehicle, including the payment of fees, the application for licenses, the obtaining of certificates, and the performance of annual and other inspections.

Chapter VI. Events of default

Article 21 The Borrower and/or the Guarantor shall be deemed to be in an “Event of Default” (an “Event of Default”) if it engages in any of the following acts or any of the following circumstances.

21.1 Failure by the Borrower to pay any sums due and payable hereunder (including, without limitation, the principal amount of the Loan, interest, penalties or other charges), etc;

21.2 If the Borrower diverts the Loan for a purpose other than the purpose for which the Loan was made under this Contract;

21.3 Failure of the Borrower/Guarantor to perform or keep on time the performance of any of its obligations hereunder or breach of any of the terms hereof, including, without limitation, compliance with any of the undertakings, representations and warranties under Chapter V hereof;

21.4 The Borrower/Mortgagor grants, sells, leases, transfers, remortgages, pledges or otherwise disposes of the Collateral without the consent of the Lender/Mortgagor;

21.5 The Guarantor’s provision of guarantees hereunder has not been approved by its internal authorizing body or regulatory body, or has not complied with its public disclosure obligations (applicable if the Guarantor is a listed company or a related party of a listed company).

21.6 Failure of the guarantor to perform its obligations under the guarantee, to provide or to supplement the guarantee, etc., in accordance with this contract;

21.7 Agreements entered into by the Borrower Guarantor with any third party may result in the rights of the Lender under this Contract being adversely affected;

21.8 The Borrower or Guarantor, as a legal person or other economic organization, undergoes merger, separation, closure, revocation of license, liquidation, cancellation, bankruptcy, significant changes in equity and other circumstances that may seriously affect its solvency; the Borrower or Guarantor, as a natural person, is dead, is declared dead or is declared missing, loses the ability to act in a civil capacity in whole or in part and the lawful heirs of the property of the Borrower or the Guarantor refuse or fail to continue to fulfill the rights and obligations agreed in this Contract;

21.9 If the Lender is unable to contact the Borrower or the Guarantor for reasons attributable to the Borrower, or if the Borrower or the Guarantor refuses, obstructs or hinders the Lender from investigating, inspecting and supervising the use of the Loan and the Collateral;

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

21.10 The borrower or guarantor is involved in litigation, arbitration or is subject to compulsory measures such as execution, which may seriously affect its ability to repay its debts;

21.11 The collateral has been or will be subject to seizure, attachment, confiscation, auction, compulsory collection or similar measures applied for by government agencies, other institutions or individuals;

21.12 If the Borrower/Mortgagor fails to register the mortgage, insure the mortgage, renew or extend the insurance in accordance with this Contract; and

21.13 Any other circumstance that may result in a threat to the rights of the Lender or the Mortgagee under this Contract or in a serious loss.

Article 22 In the event of an Event of Default under Article 21, the Lender/Mortgagee may, at its sole discretion, take one or more of the following measures, either individually or concurrently:

22.1 Require the Borrower and/or the Guarantor to cure its default within such time as the Lender deems reasonable;

22.2 Require the Borrower to provide a new security;

22.3 Cancel part or all of the undisbursed loan and notify the borrower in writing;

22.4 Without any other step such as a call, notice or other legal proceedings, some or all of the principal, interest and other charges on the Loan may be declared immediately due and notified to the Borrower in writing, and the Borrower shall repay the principal, interest, penalties and other charges on the Loan within a limited period of time;

22.5 Lender and the Chargeback Parties shall have the right to debit Borrower’s Repayment Account for the payment of all of Borrower’s indebtedness to Lender, and Borrower agrees to waive unconditionally its defenses to such debits by Lender and the Chargeback Parties:

22.6 The guarantor is jointly and severally liable under this contract;

22.7 Exercise the security right or otherwise recover loan repayments, other receivables and expenses, including but not limited to the disposal of the collateral in any lawful manner. If the proceeds from the disposal of the Collateral are insufficient to satisfy the Secured Obligations, the Mortgagor shall have the right to pursue the matter separately, and the Borrower shall still be obliged to reimburse the Mortgagor for the difference; and if there is any surplus, the Mortgagor shall return the surplus to the Borrower. If the Mortgagor has chosen to terminate this Contract, but the Borrower is willing to settle all the debts due before the collateral is disposed of, the Mortgagor has the right to decide at its own discretion whether to accept the settlement and whether to return the collateral to the Borrower/Mortgagor;

22.8 This Contract is immediately terminated (in which case the date on which the notice of termination given by the Lender to the Borrower reaches the Borrower or is deemed to be served in accordance with the provisions of Chapter 7, Article 30 hereof shall be the date of termination of this Contract); and

22.9 Other remedies permitted by law.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Chapter VII. Other provisions

Article 23 Maintenance of guarantee

To the extent permitted by applicable laws and regulations, the guarantees hereunder and any remedies of Lender under this Guarantee shall not be affected by the following matters:

(1)	Any change in the legal status, function, economic situation, control or ownership of the Guarantor, Mortgagor, Borrower or any other person;

(2)	invalidity, termination or unenforceability of any other agreement or document;

(3)	Any relief or waiver granted by the Lender to the Borrower or any other person;

(4)	(a) the Lender is negligent in taking/exercising or fully taking/exercising any security or remedy provided herein or agreed in the OA when the Borrower/Guarantor fails to perform or timely performs its obligations hereunder; or

(5)	Any other act or thing that will or may impair or discharge Lender’s rights hereunder not caused by Lender.

Article 24 Protection of personal information

Borrower, co-borrower, and guarantor agree:

24.1 For the purpose of granting and managing the loans hereunder, the Lender shall have the right to collect or obtain personal information through a third party based on the following circumstances: (1) Review, granting and management of the loans: collect the basic personal data and identity information, work and education information, financial information and financing vehicle information of the borrowers, co-borrowers and guarantors; (2) Verification of signing: collecting images and/or videos of the process of signing the agreement by the Borrower, the Co-Borrower and the Guarantor to ensure that the relevant documents are signed by the Borrower, the Co-Borrower and the Guarantor; (3) Verification of identity and creditworthiness: inquiring into the People’s Bank of China’s basic financial credit information database and other authorized units for the Borrower’s, Co-Borrower’s and Guarantor’s relevant information; (4) Certification of electronic signatures: if the Contract and other relevant documents are signed through the means of electronic signatures, the collection of facial biometric information of the Borrower, the Co-Borrower and the Guarantor.

If any of the Borrower, Co-Borrower, or Guarantor refuses to allow the Lender to collect or obtain the above information, the Lender will not be able to service the loan to the Borrower.

24.2 To the extent permitted by applicable laws and regulations, the Lender shares the above vehicle loan information and personal information collected by the Lender with the following third parties: (1) the People’s Bank of China’s basic database of financial credit information; (2) other entities providing services to the Lender in connection with the loan hereunder, the underwriters as well as other relevant service providers and subcontractors and agents; (3) the assignees and relevant service providers in the event of a refinancing or transfer of the Lender’s rights under the Vehicle Loan in the event of a refinancing or assignment of rights hereunder by the Lender and related service providers; and (4) other related parties as required by law, regulation, judicial or administrative authorities.

The above parties shall be entitled to use the relevant vehicle loan information and personal information in accordance with their agreements and applicable laws and regulations.

24.3 In addition to the above agreed circumstances, the Borrower, the Co-Borrower and the Guarantor respectively agree to the Lender’s use and processing of personal information in accordance with applicable Chinese laws and regulations for the purposes of customer experience enhancement research, development of new products and services, exclusive privileges for regular customers, and marketing activities for regular customers. If you do not want to participate in the foregoing activities, you may cancel at any time by contacting 400-800-6886 or emailing jrkf@bmw.com. Such refusal will not affect the loan services provided by the Lender under this Contract.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

24.4 The Borrower, the Co-Borrower and the Guarantor agree that the Lender will keep the collected personal information for the validity period of this Contract and the period permitted by laws and regulations. In the event that such period is exceeded, the Lender will delete or anonymize it in accordance with the relevant regulatory provisions. The Lender will take necessary management measures and technical measures in accordance with laws and regulations to prevent the destruction or leakage of personal information.

Article 25 Transfer

25.1 The Lender may assign the claims, rights, interests and obligations under this Contract to other third parties without separately obtaining the consent of the Borrower and the Guarantor, but shall notify the Borrower and the Guarantor. In the event that the Lender assigns the claims hereunder, the guarantees hereunder shall be assigned at the same time, and the Borrower and the Guarantor agree to fully cooperate and assist in the event that the relevant formalities are required by law.

25.2 Neither the Borrower nor the Guarantor may assign, in whole or in part, any of its rights, liabilities and obligations under this Contract to a third party without the prior written consent of the Lender.

25.3 If the Lender transfers its claims and interests hereunder to a third party and notifies the Guarantor during the term of this Guarantee Liability, the Guarantor shall continue its Guarantee Liability to the transferee of such claims and interests.

Article 16 Fees and charges

26.1 The Borrower agrees that during the validity period of this Contract, in case of relevant fee matters, the Lender has the right to charge the Borrower the corresponding fees in accordance with the provisions of this Contract, and the specific items and standards of the fees are set out in Annex I to this Contract. Within the scope permitted by law, the Lender has the right to determine the above fee standards and make adjustments unilaterally, but shall notify the Borrower and the Guarantor of any relevant adjustments in an appropriate manner. Except for the fees and charges expressly agreed in this Contract, the Lender will not charge the Borrower any other fees and charges for other matters in the signing and performance of this Contract.

26.2 The Borrower shall be responsible for all related costs arising out of or in connection with the performance of this Contract. Unless otherwise provided herein, Borrower shall promptly pay such costs within five (5) days after demand by Lender, including, but not limited to:

1)	In the event that the Borrower fails to repay the Loan on time, the Borrower and the Mortgagor agree that the Collateral shall be placed in the custody and disposal of the Lender or its agent in accordance with the manner agreed upon by the parties for the present mortgage, and the Borrower acknowledges that the Well agrees that all costs associated therewith (including, but not limited to, appraisal fees, auction fees, closing costs, custodial fees, and other costs of realizing the mortgage, etc.) shall be borne by the Borrower;

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

2)	All expenses incurred for the performance of this Contract and all expenses incurred by the Guarantor for the creation and maintenance of the security interest, the collection or custody of the Collateral and the relevant documents, and the realization of the Lender’s rights or the mortgage right hereunder (including but not limited to appraisal fees, license fees, mortgage registration fees, vehicle use fees, insurance premiums, costs related to the realization of the mortgage right, litigation fees, arbitration fees, public announcement fees, costs related to the service of judicial documents, execution fees, preservation fees, notary fees, appraisal fees, auction fees, attorneys’ fees, and costs incurred by the Lender in urging the Borrower to perform this Contract on time, shall be payable. The Borrower shall be responsible for all the costs incurred by the Lender in urging the Borrower to fulfill this Contract on time, including but not limited to appraisal fee, license fee, mortgage registration fee, vehicle use fee, insurance premium, costs related to the realization of the mortgage right, litigation fee, arbitration fee, public announcement fee, costs related to judicial documents, execution fee, security fee, notary fee, appraisal fee, auction fee, attorney’s fee, etc. The Lender shall have the right to advance such expenses for its own benefit, and the Borrower shall pay and reimburse the Lender for the expenses advanced by the Lender in connection with this Contract.

Article 27 Entry into force, modification and termination of the contract

27.1 This contract shall enter into force upon signature by the legal representatives or authorized representatives of the parties (the lender may also affix a hand-stamp) and/or the affixing of official seals (the lender may also affix a contractual seal and may use an electronic seal, and the relevant party, as a natural person, shall not be required to affix a seal).

27.2 To the extent that it relates in any way to the matters set out herein, this Contract (including all annexes thereto and other agreements referred to) constitutes the entire agreement between the parties and supersedes all understandings, agreements and representations, whether written or oral, of all the parties with respect to such matters prior to this Contract.

27.3 After this contract enters into force in accordance with the law, each party shall not unilaterally change or terminate this contract, except for the circumstances stipulated by the law and agreed in this contract.

27.4 Except as provided herein, if there is a need to extend, renew, change, amend or otherwise agree to this Contract, the Lender and the Borrower shall reach a consensus and written agreement. Any changes and modifications to this Contract pursuant to this Article shall be completed in writing.

27.5 This Contract shall terminate on the date on which the principal amount of the Loan, interest on the Loan, penalties, liquidated damages, fees and other charges, costs and expenses hereunder have been paid in full to the Lender.

Article 28 Joint and several liability of co-borrowers

The responsibilities and obligations of the Co-Borrower, if any, under this Contract are the same as those of the Borrower. Either of the Co-Borrowers is jointly and severally liable for the responsibilities and obligations of the Borrower under this Contract. In the event of default, the Lender shall have the right to recover all debts hereunder directly from either Borrower/Co-Borrower, irrespective of any agreement between the Borrower/Co-Borrower.

Article 29 Limitation of defenses and non-waiver

29.1 After the disbursement of the Loan, any dispute between the Borrower and the Guarantor in respect of the quality of the Vehicle purchased, the quality of the service or any other matter, or any dispute with the Dealer or any third party shall be of no concern to the Lender and shall not affect the validity of this Contract and shall not prejudice the Lender’s rights thereunder. The Borrower and the Guarantor shall not rely on such disputes as a reason for delaying or refusing to perform any of their obligations or guarantees under this Contract.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

29.2 Except as otherwise provided herein, no failure or delay on the part of a party in exercising any of its rights, powers or privileges under this contract or any other agreement relating thereto or in waiving any breach or performance by the other parties of any of the provisions hereof shall constitute a waiver thereof or be construed as excusing any subsequent breach or non-performance. Nor shall the isolated or partial exercise of any right, power or privilege preclude its complete and total exercise in the future. The rights and remedies hereunder are cumulative and do not exclude rights or remedies conferred by law.

Article 30 Written notification

For the Borrower and the Guarantor, the parties involved in this contract, such as all kinds of notices, agreements, attorney’s letters and other documents, as well as disputes over the contract, the relevant documents and legal instruments served on the delivery of the address and the legal consequences of the agreement are as follows:

30.1 The principal service addresses are (and each party undertakes that the following is true of me (the Company)).

Borrower: Henan Jinyou Metal Technology Co.

Mailing address: No. 2, West of 107 National Highway, Xiping County, Jiju District, Zhumadian City, Henan Province, China.

Alternate delivery address: No. 2, West of 107 National Highway, Xiping, Jiju District, Zhumadian City, Henan Province, China.

Phone number: 0396-0000000

Email:

Co-borrower: Zhang Qinqin

Mailing address: No. 2, West of 107 National Highway, Xiping County Gathering Area, Zhumadian City, Henan Province, China.

Alternate delivery address: No. 2, West of 107 National Highway, Xiping County Gathering Area, Zhumadian City, Henan Province.

Phone number: 15385820280

Email:

Guarantor 1.

Mailing Address:

Email:

Phone Number:

Alternate delivery address:

Guarantor 2.

Mailing Address:

Email:

Phone Number:

Alternate delivery address:

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Mortgagee: Henan Jinyou Metal Technology Co.

Mailing address: No. 2, west side of National Highway 107, Xiping County, , Jiju District, Zhumadian City, Henan Province, China.

Alternate delivery address: No. 2, West of 107 National Highway, Xiping County, Jiju District, Zhumadian City, Henan Province, China.

Phone number: 0396-0000000

Email:

30.2 The scope of application of the Borrower’s or Guarantor’s service address and mode of service mentioned above includes the service of all kinds of notices, agreements and other documents between the two parties, as well as the service of relevant documents and legal instruments in the event of disputes arising out of the contract, and also includes the service of all the materials of the first, second, second and enforcement proceedings, including judgments, rulings and conciliations, etc., after the disputes have been subjected to arbitration and civil litigation proceedings.

30.3 With respect to the telephone numbers and email addresses left by the parties, the parties hereby confirm that electronic delivery, including but not limited to sending SMS and emails, shall be applicable. In particular, the Lender shall inform the Borrower or the Guarantor by way of cell phone text message based on the cell phone number left by the Borrower or the Guarantor or the cell phone number separately provided pursuant to paragraph 30.5 hereof before providing the Borrower’s or the Guarantor’s personal adverse information to the Financial Credit Information Basic Database of the People’s Bank of China.

30.4 The court or the lender may serve the legal documents directly by post or by electronic means in respect of the above expressly agreed service address. If the legal documents, notices or agreements are not actually received by the parties concerned due to the inaccuracy of the service address provided or confirmed by the Borrower or the Guarantor, the failure to inform the other party and the court of the change of the service address in a timely and procedurally correct manner, or the refusal of the Borrower or the Guarantor or the recipient designated by the Borrower or the Guarantor to sign for the receipt of the legal documents, notices or agreements, etc., they shall still be legally effective for service. In this regard, where service is effected by electronic mail and mobile telephone text message, the date on which the mail or text message is sent shall be deemed to be the date of service; where service is effected by mail, the date on which the instrument is returned shall be deemed to be the date of service; and in the case of direct service, the date on which the person who effected the service makes a note of the situation on the return receipt of the service on the spot shall be deemed to be the date of service.

30.5 If the Borrower or the Guarantor has a change of name, communication contact number, mailing address, e-mail address or contracted representative, the changing party shall promptly notify the Lender in writing, and until the Lender receives the written notice of the change, the address agreed upon in this Agreement shall prevail. After Lender receives notice of a change in the address for service, the changed address for service shall prevail. (Such address of service shall be subject to the manner of service and the legal consequences of service set forth in this Section 30.3 above).

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

30.6 After the dispute has entered into arbitration and civil litigation proceedings, if the litigant responds to the lawsuit and submits a confirmation of the address of service directly to the arbitration institution or the court, and the confirmed address does not coincide with the address of service confirmed prior to the lawsuit, the address of service confirmed by submitting the confirmation to the arbitration institution or the court shall be the one that is subject to the law (the address of service is subject to the mode of service and the legal consequences of service as stipulated in paragraph 30.3 of this Article above).

30.7 The agreement on the address of service of the relevant documents and legal instruments in this article is an independent provision of the agreement on the confirmation of the valid address of service, which will continue to be effective in the event that this agreement is invalidated or revoked in whole or in part.

30.8 The Borrower and the Guarantor agree that the Lender may give notice or reminder by telephone: cell phone text message, fax, e-mail, letter, newspaper and other coal body announcement. The Borrower and the Guarantor declare that they have read and understood the meaning of this Article 30 and agree to bear all legal consequences arising from this Article 30.

Article 31 Trial procedure and hearing method

31.1 Under this Contract, if there is any dispute between the Borrower and the Lender or any default by the Borrower or the Guarantor such as overdue payment, and the Lender sues to the court, if the amount in dispute is 100,000 yuan (inclusive) or less and the court under appeal is a pilot court for the reform of the simplified and complicated streaming of proceedings, the Borrower and the Guarantor shall agree that the court shall apply the small amount litigation proceedings in accordance with the law to conduct hearings, and implement the trial of the first instance and the final hearing.

31.2 The Borrower and the Guarantor concurrently agree that the content of the undertakings given by the Borrower and the Guarantor in this contract with respect to the terms of the agreement for service and electronic service may be applied irrespective of the procedure applicable to the case (including small claims procedures).

31.3 Both the Borrower and the Guarantor agree that the court hearing the litigation involving this contract may have the right to hear the relevant case by way of online court hearing, and both the Borrower and the Guarantor will cooperate with it and will not object to the way of hearing for any reason, and that the Borrower and the Guarantor shall bear the adverse consequences arising from the non-participation in the court hearing.

Article 32 Application of law and settlement of disputes

32.1 The laws of the People’s Republic of China shall apply to this contract.

32.2 For all disputes arising out of or in connection with this Contract or any of its annexes, including but not limited to disputes relating to the validity, interpretation, fulfillment or execution of this Contract or its annexes, the parties shall first endeavor to resolve such disputes through amicable consultations. If the consultation fails, either party may file a lawsuit with the People’s Court of the place where the lender or the mortgagee is domiciled or the People’s Court of the place where the contract is signed.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

Article 33 Severability

If some of the provisions of this contract are invalid for any reason, it does not affect the legal effect of other provisions of this contract. The cancellation or termination of this contract shall not affect the legal effect of the provisions on dispute settlement in this contract.

Article 34 Text of the contract

This contract shall be executed in several copies, one for each party to the contract and one for the registration of the vehicle mortgage with the mortgage registration authority, all originals being equally valid.

Annex1. Fee Items and Charge Criteria

Type of fee	clarification	Fee (RMB)
Change of contract information service fee	Change of information on mortgaged vehicles Fee (color/frame number/other) Borrower/Co-Borrower/Guarantor Information Change Fee	¥500.00

General service charges	Fee for temporary loan of motor vehicle registration certificates	¥100.00

	Penalty for overdue temporary loan of motor vehicle registration certificate (per day)	¥25.00

Costs associated with collection	Litigation-related costs	Charge on actual amount incurred

Remarks:

Remark 1: The request will be completed within one business day from the time of acceptance of the operation.

Note 2: The lender does not accept cash payment, please deposit the above fee into the bank card you designated for loan repayment

The Borrower and the Guarantor agree that the specific charges shall be based on the prices announced by the Lender at that time, and that the Lender shall have the right to determine the above charges and unilaterally adjust them to the extent permitted by law, and that the Lender shall notify the Borrower of any adjustments to the charges covered by this Attachment in an appropriate manner.

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BMW Automotive Finance (China) Co.,Ltd	Contract No. CH-B102932832-2

(Signed)

Borrower, Co-Borrower, Guarantor and Mortgagor hereby declare that they have carefully read this Contract and all attachments hereto and fully understand, agree and accept all the terms, conditions and covenants contained herein, and that the execution of this Contract and the fulfillment of the obligations hereunder are the independent and true will of each of them.

Lender (mortgagee)

Contract seal or official seal:

Borrower (mortgagor) (if a natural person, please sign; if a legal person or other economic organization, please have an authorized representative sign and affix an official seal (paper signature) or sign (electronic signature))

Henan Jinyou Metal Technology Co., Ltd

Signature:

Date

Co-Borrowers:

(If a natural person, please sign; if a legal person or other economic organization, please have an authorized representative sign and affix an official seal (paper signature) or signature (electronic signature).)

Zhang Qinqin

Signature:

Date

Guarantor 1

(If a natural person, please sign; if a legal person, please have an authorized representative sign and affix an official seal (paper signature) or signature (electronic signature))

Signature:

Date

Guarantor 2

(If a natural person, please sign; if a legal person, please have an authorized representative sign and affix an official seal (paper signature) or signature (electronic signature))

Signature:

Date

I, the undersigned, as a witness to this contract, do hereby witness the personal execution of this contract before me by the parties and/or their authorized representatives.

Signature of witness:

Name:

ID number:

Date

(No text below)

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